TRANSITION POWER AGREEMENT
(District of Columbia)

By and Between

POTOMAC ELECTRIC POWER COMPANY

and

SOUTHERN COMPANY ENERGY MARKETING, L.P.

Dated December 19, 2000

TABLE OF CONTENTS

ARTICLE 1	DEFINITIONS	1
ARTICLE 2 2.1 2.2	TERM AND TERMINATION Term Termination	2 2 2
ARTICLE 3 3.1 3.2	CAPACITY RESOURCES Capacity Resources Obligations Capacity Resources Information Requirements	2 2 3
ARTICLE 4	ANCILLARY SERVICES	4
ARTICLE 5 5.1 5.2 5.3	ENERGY Required Energy Optional Energy Determination of Energy Requirements, Losses	4 4 4 5
ARTICLE 6 6.1 6.2	PRICING Compensation for Services Taxes	5 5 6
ARTICLE 7	SERVICES OBTAINED BY GENERATOR FROM PJM	6
ARTICLE 8 8.1 8.2	ALTERNATIVE SERVICES AND LIMITED LIABILITY Alternative Services Limitation on Liability	6 6 7
ARTICLE 9 9.1 9.2 9.3	FORCE MAJEURE Effect of Force Majeure Force Majeure Defined Notification	7 7 7 8
ARTICLE 10 10.1 10.2 10.3 10.4	INDEMNIFICATION FOR THIRD PARTY CLAIMS Generator's Indemnification Pepco's Indemnification Indemnification Procedures Survival	8 8 8 9 9
ARTICLE 11 11.1 11.2	DEFAULT Event of Default Remedies	9 9 10
ARTICLE 12 12.1 12.2	PROJECTIONS AND OPERATING COMMITTEE Projections Operating Committee	10 10 10
ARTICLE 13 13.1 13.2 13.3	COST RESPONSIBILITIES AND BILLING PROCEDURES Billing Procedures Billing Disputes Interest on Unpaid Balances	11 11 11 12
ARTICLE 14 14.1 14.2 14.3	CONFIDENTIALITY Confidentiality Obligations of Pepco Confidentiality of Audits Remedies	12 12 13 13
ARTICLE 15 15.1 15.2	DISPUTE RESOLUTIONS Disputes Arbitration	13 13 14
ARTICLE 16 16.1 16.2	REPRESENTATIONS Representations of Pepco Representations of Generator	15 15 16
ARTICLE 17 17.1 17.2 17.3 17.4 17.5 17.6	ASSIGNMENT/CHANGE IN CORPORATE IDENTITY Generally Pepco's Assignment Rights Generator's Assignment Rights Mergers or Consolidations Limitations Successors	17 17 17 17 18 18 18
ARTICLE 18	NOTICES	18
ARTICLE 19 19.1 19.2	AMENDMENTS Amendments PJM Agreement Modifications	19 19 19
ARTICLE 20	AUDITS	20
ARTICLE 21 21.1 21.2 21.3 21.4 21.5 21.6 21.7 21.8 21.9 21.10 21.11

MISCELLANEOUS PROVISIONS
    Waiver
    No Third Party Beneficiaries
    Governing Law
    Counterparts
    Interpretation
    Jurisdiction and Enforcement
    Entire Agreement
    Severability
    Further Assurances
    Independent Contractor Status
    Conflicts

		20 20 21 21 21 21 22 22 22 23 23 23
SCHEDULE 1	DEFINITIONS	25
EXHIBIT A	Pepco's Non-Binding Estimate for Calendar Year 2001 of Capacity Resources for the Service Load	29
EXHIBIT B	Capacity Resources Plan for Contract Year 1	30

                TRANSITION POWER AGREEMENT (District of Columbia)

            This Transition Power Agreement ("Agreement") dated as of December 19,
2000 by and between Potomac Electric Power Company ("Pepco") a District of Columbia
and Virginia corporation, and Southern Company Energy Marketing, L.P. ("Generator")
a Delaware limited partnership.   Pepco and Generator are each referred to herein as a "Party,"
and collectively referred to herein as the "Parties."

                                                       WITNESSETH:

           WHEREAS, Pepco and Southern Energy, Inc., a Delaware corporation (the
"SEI") have entered into an Asset Sale and Purchase Agreement (as amended from time to time, the "Asset Sale Agreement") dated June 7, 2000 for (i) the sale and purchase of certain of Pepco's generating resources and (ii) the assignment or rights and obligations under five power purchase agreements ("PPAs") or for alternative arrangements relating to such PPAs;

          WHEREAS, SEI has assigned its rights and obligations under this Agreement to Generator in accordance with Section 12.5 of the Asset Sale Agreement;

          WHEREAS, certain of the PPAs provide for the purchase and sale of renewable energy resources;

          WHEREAS, Pepco will continue to operate its transmission and distribution businesses which includes obligations to sell power to its retail customers; and

          WHEREAS, the Parties have agreed in the Asset Sale Agreement to execute this
Agreement in order to provide for the sale by Generator, and purchase by Pepco, of capacity, electric energy and certain ancillary services in accordance with the terms and conditions of this Agreement.

          NOW THEREFORE, in consideration of the mutual representations, covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the
Parties hereto agree as follows:

                                                               ARTICLE 1
                                                             DEFINITIONS

          Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings specified or referred to in Schedule 1 of this Agreement.

                                                              ARTICLE 2
                                                TERM AND TERMINATION

          2.1      Term. This Agreement shall become effective upon consummation of the
Closing ("Effective Date"). Unless terminated sooner in accordance with the terms of this
Agreement, this Agreement shall continue in full force and effect from the Effective Date until the end of Contract Year 4.

          2.2      Termination. The applicable provisions of this Agreement shall continue in effect after cancellation or termination hereof to the extent necessary to provide for final billings, billing adjustments and payments pertaining to liability and indemnification obligations arising from acts or events that occurred while this Agreement was in effect.

                                                                     ARTICLE 3
                                                          CAPACITY RESOURCES

           3.1     Capacity Resources Obligations

                     (a)            During the term of this Agreement, Generator shall supply to
Pepco and make available within PJM on Pepco's behalf, and Pepco shall purchase from
Generator, Pepco's full requirements for Capacity Resources to serve the Service Load
("Capacity Resource Requirements") at the prices set forth in Article 6 of this Agreement.
Capacity Resources shall be determined, and provided by the Generator, in accordance with the PJM Reliability Agreement and other applicable PJM requirements. Capacity
Resource Requirements shall mean the portion of Pepco's Accounted-For Obligation, as that term is defined and determined in accordance with the PJM Reliability Agreement and applicable PJM requirements, that is located in the District of Columbia.

                     (b)            To the extent that PJM assigns to Pepco Fixed Transmission Rights for Capacity Resources contained in a Capacity Resource Plan and designated for Fixed
Transmission Rights, Pepco shall transfer such Fixed Transmission Rights to Generator pursuant to PJM's procedures for assigning Fixed Transmission Rights

                     (c)           Generator shall provide to the PJM System Operator or PJM
Interconnection LLC, as applicable, all information and data required with respect to the
Capacity Resources Requirements, with copies to Pepco, and Generator shall be responsible for any charges levied by the PJM System Operator or the PJM
Interconnection LLC on Pepco or Generator due to the delayed receipt of such information and data in accordance with the PJM Reliability Agreement unless the delay is due to Pepco's delay in providing Generator with information that Pepco is required to provide.

           3.2     Capacity Resources Information Requirements

                      (a)           Generator shall provide in accordance with this Section 3.2 its proposed plan to satisfy its obligations hereunder to provide the Capacity Resources
Requirements under this Agreement ("Capacity Resources Plan").

                      (b)           Exhibit A hereto sets forth Pepco's non-binding estimate of the
Capacity Resources required to supply the Service Load for each month during the 2001 calendar year. On or before April 1 preceding each Planning Period thereafter, Pepco shall provide Generator with a non-binding estimate of the Capacity Resources required to supply the Service Load for each month in the following Planning Period.

                      (c)           Exhibit B hereto sets forth the Generator's Capacity Resources Plan for Contract Year 1.

                      (d)           On or before May 1 preceding each Planning Period thereafter during the term of this Agreement, the Generator shall provide to the Operating
Committee, for review and approval (such approval not to be unreasonably withheld or delayed), its proposed Capacity Resources Plan (including Generator's proposed designation of Capacity Resources for associated Fixed Transmission Rights) to be submitted to the PJM Interconnection LLC in accordance with Schedule 6 of the PJM
Reliability Agreement for the upcoming Planning Period.

                      (e)           If the Generator intends to propose any material change to a
Capacity Resources Plan (including any change in a designation of Capacity Resources eligible for Fixed Transmission Rights) which has previously been approved by the
Operating Committee, the Generator shall provide such proposed changes to the
Operating Committee before it is submitted for approval pursuant to the PJM Reliability
Agreement and such change shall be subject to the Operating Committee for review and approval (such approval not to be unreasonably withheld or delayed) if the change (1)
adds a resource other than (x) capacity already certified by the PJM Interconnection LLC or PJM System Operator, as applicable, as a Capacity Resource or (y) Capacity Credits, or
(2) proposes to change a designation of Capacity Resources eligible for Fixed
Transmission Rights.

                                                    ARTICLE 4
                                              ANCILLARY SERVICES

           During the term of this Agreement, Generator shall supply to Pepco and deliver within PJM on Pepco's behalf, and Pepco shall purchase, Pepco's full requirements for
Ancillary Services for the Service Load ("Ancillary Services Requirements") at the prices set forth in Article 6 of this Agreement. Ancillary Services mean Regulation and
Frequency Response Service (as defined in Schedule 3 of the PJM Tariff) and Operating
Reserves (as defined in Schedules 5 and 6 of the PJM Tariff).

                                                        ARTICLE 5
                                                          ENERGY

           5.1      Required Energy. During the term of this Agreement, Generator shall supply to Pepco at the Delivery Points, and Pepco shall purchase, the following percentages of
Pepco's Full Energy Requirements in the year indicated below (the "Required Energy
Percent") at the prices set forth in Article 6 of this Agreement:
Year	Required Energy Percent
Contract Year 1	100%
Contract Year 2	75%

           5.2     Optional Energy

                      (a)     For the duration of each of Contract Year 2, Contract Year 3 and
Contract Year 4, Pepco shall have the right to purchase from Generator (the "Call
Options") the percentages of the Full Energy Requirements indicated below (the
"Optional Energy Percent"). To the extent Pepco exercises a Call Option for a given year, Generator shall supply to Pepco at the Delivery Points the Optional Energy Percent
at the price set forth in Article 6 of this Agreement.
Year	Optional Energy Percent
Contract Year 2	25%
Contract Year 3	100% (in 25% increments)
Contract Year 4	100% (25% increments)

           Notwithstanding the foregoing, the total of Pepco's Call Options exercised with respect to the Optional Energy Percent for Contract Year 3 and Contract Year 4,
respectively, shall not exceed the percentage of the Full Energy Requirements that Pepco elected to purchase in the immediately preceding contract year.

                      (b)     By each October 1 prior to the contract year in which the applicable
Optional Energy Percent is deliverable ("Strike Date"), Pepco shall notify Generator in writing whether it is exercising any of its Call Options for the upcoming contract year, and if so, the percentage of its Full Energy Requirements it elects to purchase.

                      5.3     Determination of Energy Requirements. The amount of Full Energy
Requirements shall be as determined by PJM in accordance with Schedule 1, Section 3.2 of the PJM Operating Agreement at the respective PJM load buses measured by PJM for the Service Load served by Pepco (the "Delivery Points"). Generator shall be responsible for all energy losses (including allocated PJM losses, unaccounted-for energy and distribution losses) associated with delivery of Required Energy Percent and Optional
Energy Percent to the Service Load.

                                                                   ARTICLE 6
                                                                     Pricing

                      6.1     Compensation for Services.Subject to the terms of this Agreement,
Pepco shall be obligated to make a monthly payment to Generator for the Services it provides which shall be comprised of the following components:

                                (a)       For each Month during the term of the Agreement, a Capacity
Payment for the Capacity Resources Requirements and Ancillary Services Requirements
that Generator provides to Pepco in such Month calculated as follows:

                     Capacity Payment = (Capacity Price + Ancillary Services Price) x Metered
                     Energy Requirements

                                Where:

                                           Capacity Price = $3.50/MWh

                                           Ancillary Services Price = $0.50/MWh

                     (b)      For each Month during the term of the Agreement, an Energy
Payment for the Required Energy Percent and Optional Energy Percent, if any, that
Generator delivers to Pepco at the Delivery Points in each Month calculated as follows:

                      Energy Payment = [Metered Energy Requirements x (Required
                     Energy Percent + Optional Energy Percent)] x Energy Price

                                Where:

                                            Energy Price = $35.50/MWh during a Summer
                                            Month and $25.30/MWh during a Winter Month.

                      (c)     Pepco's monthly payment to Generator will be decreased by
(i) any PJM charges for transmission congestion, allocated losses and unaccounted-for energy that Pepco incurs in connection with the Services
Generator delivers to Pepco pursuant to Articles 4, 5 and 6 of this Agreement, and (ii) the amounts of any payments Generator owes to Pepco pursuant to
Article 8 of this Agreement.

                     6.2      Taxes.  Generator shall be responsible for taxes related to the sale or provision of Services hereunder.

                                                        ARTICLE 7
                      SERVICES OBTAINED BY GENERATOR FROM PJM

                      Pepco shall, upon Generator's request, reasonably cooperate with Generator to facilitate its acquisition in the PJM marketplace and resale to Pepco of the Services
Generator is obligated to provide to Pepco under this Agreement. Pepco shall follow
Generator's instructions with respect to scheduling load in the day ahead PJM market.

                                                        ARTICLE 8
           ALTERNATIVE SERVICES AND LIMITATION OF LIABILITY

                      8.1     Alternative Services. To the extent that Generator does not provide
Capacity Resources Requirements, Ancillary Services Requirements, the Required Energy
and/or Optional Energy ("Services") to Pepco as required under this Agreement,
Generator, as an alternative method of performing such obligations, shall pay Pepco the positive difference between the price Pepco pays for such Services in the appropriate PJM marketplace, or if not available in the PJM market, any other market ("Alternative
Services") and the price Pepco would have paid to Generator for such Services under this
Agreement, plus penalties and nonperformance charges, if any, assessed on Pepco by the
PJM Interconnection LLC or PJM System Operator as a result of the Generator not providing the Services. Calculation of the cost of Alternative Services hereunder shall include all reasonable direct costs associated with the procurement and delivery of
Alternative Services, including legal or transactional costs and expenses; taxes, energy, demand, capacity, or reservation charges; energy losses; emergency energy; and any transmission or congestion costs but does not include the cost of PJM network service.
For purposes of determining the amount of Alternative Services Pepco purchases to satisfy its energy requirements, energy requirements for any day shall be the net amount of energy Pepco purchases for the Service Load in the PJM day-ahead and second settlement markets.

                      8.2     Limitation of Liability. Except for indemnity obligations set forth in
Article 10 and the damages, charges or penalties set forth in Sections 3.1(c), 5.3, 8.1 and
13.3 of this Agreement, neither Party, nor their respective officers, directors, agents, employees, Affiliates, or successors or assigns of any of them, shall be liable to the other
Party or its Affiliates, officers, directors, agents, employees, successors or assigns for claims, suits, actions or causes of action for incidental, punitive, special, indirect, multiple or consequential damages (including, without limitation, lost revenues, claims of customers, attorneys' fees and litigation costs) connected with, or resulting from, performance or non-performance of this Agreement, or any actions undertaken in connection with or related to this Agreement, including, without limitation, any such damages which are based upon causes of action for breach of contract, tort (including negligence and misrepresentation), breach of warranty or strict liability. The provisions of this Section 8.2 shall apply regardless of fault and shall survive termination, cancellation, suspension, completion, or expiration of this Agreement.

                                                         ARTICLE 9
                                                       Force Majeure

                      9.1     Effect of Force Majeure. Notwithstanding anything in this Agreement to the contrary, the Parties shall be excused from performing their respective obligations hereunder (except for the obligation to pay sums of money due and owing hereunder) and shall not be liable in damages or otherwise, to the extent that a Party is unable to perform or is prevented from performing by an event of Force Majeure and has complied with
Section 9.3.

                     9.2      Force Majeure Defined. Force Majeure includes, without limitation, storm, flood, lightning, drought, earthquake, fire, explosion, civil disturbance, acts of God or the public enemy, civil disturbance, or any other cause beyond a Party's reasonable control but only if and to the extent that the event directly affects the availability of the transmission or distribution facilities of PJM or Pepco which are necessary to deliver capacity or energy to the Service Load. Force Majeure shall not include events affecting the availability or cost of operating any generating facility or resource.

                      9.3     Notification. A Party shall not be entitled to rely on the occurrence of an event of Force Majeure as a basis for being excused from performance of its obligations under this Agreement unless the Party relying on the event or condition shall: (a)
provide prompt written notice of such Force Majeure event to the other Party, including an estimation of its expected duration and the probable impact on the performance of its obligations hereunder; (b) exercise all reasonable efforts to continue to perform its obligations under this Agreement; (c) expeditiously take action to correct or cure the event or condition excusing performance; (d) exercise all reasonable efforts to mitigate or limit damages to the other Party; and (e) provide prompt notice to the other Party of the cessation of the event or condition giving rise to its excuse from performance. Subject to this Section 9.3, any obligation under this Agreement shall be suspended only to the extent caused by such Force Majeure and only during the continuance of any inability of performance caused by such Force Majeure but for no longer period.

                                                       ARTICLE 10
                          Indemnification FOR THIRD PARTY CLAIMS

                     10.1      Generator's Indemnification. Generator shall indemnify, hold harmless, and defend Pepco and its Affiliates, as the case may be, and their respective officers, directors, employees, agents, contractors, subcontractors, invitees, successors and permitted assigns from and against any and all claims, liabilities, costs, damages, and expenses (including, without limitation, reasonable attorney and expert fees, and disbursements incurred by any of them in any action or proceeding between Pepco and a third party or Generator) for damage to property of unaffiliated third parties, injury to or death of any person, including Pepco's employees or any third parties, to the extent caused, by the negligence or willful misconduct of Generator's and/or its officers, directors, employees, agents, contractors, subcontractors or invitees arising out of or connected with Generator's performance or breach of this Agreement, or the exercise by
Generator of its rights hereunder.

                      10.2     Pepco's Indemnification. Pepco shall indemnify, hold harmless, and defend Generator and its Affiliates, as the case may be, and their respective officers, directors, employees, agents, contractors, subcontractors, invitees, successors and permitted assigns from and against any and all claims, liabilities, costs, damages, and expenses (including, without limitation, reasonable attorney and expert fees, and disbursements incurred by any of them in any action or proceeding between the
Generator and a third party or Pepco) for damage to property of unaffiliated third parties, injury to or death of any person, including Generator's employees or any third parties, to the extent caused by the negligence or willful misconduct of Pepco and/or its officers, directors, employees, agents, contractors, subcontractors or invitees arising out of or connected with Pepco's performance or breach of this Agreement, or the exercise by
Pepco of its rights hereunder.

                      10.3     Indemnification Procedures. If either Party intends to seek indemnification under this Article 10 from the other Party, the Party seeking indemnification shall give the other Party notice of such claim within ninety (90) days of the later of the commencement of, or the Party's actual knowledge of, such claim or action. Such notice shall describe the claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the claim that has been, or may be sustained by, said
Party. To the extent that the other Party will have been actually and materially prejudiced as a result of the failure to provide such notice, such notice will be a condition precedent to any liability of the other Party under the provisions for indemnification contained in this Agreement. Neither Party may settle or compromise any claim without the prior consent of the other Party; provided, however, said consent shall not be unreasonably withheld or delayed.

                      10.4     Survival. The indemnification obligations of each Party under this
Article 10 shall continue in full force and effect regardless of whether this Agreement has either expired or been terminated or canceled.

                                                       ARTICLE 11
                                                            Default

                     11.1      Event of Default. Unless excused by Force Majeure, each of the following events shall constitute an event of default (an "Event of Default") under this
Agreement:

                                 (a)      the failure by a Party to pay any amount due within thirty (30)
days after receipt of written notice of nonpayment by the other Party, unless the payment of such amount is disputed in good faith;

                                (b)       a Party's breach of any material term or condition of this
Agreement including any material breach of a representation, warranty or covenant made in this Agreement which, after receiving written notice of the breach from the non-
breaching Party (such notice to set forth in reasonable detail the nature of the default and, where known and if applicable, the steps necessary to cure such default), (i) the breaching Party fails to cure within thirty (30) days following receipt of the notice or (ii)
if such default is of such a nature that it cannot be cured within thirty (30) days following receipt of such notice, the breaching Party fails within such thirty (30) days to commence the necessary cure and fails at any time thereafter diligently and continuously to prosecute such cure to completion provided that the cure is completed no later than 180 days after the receipt of the default notice;

                                (c)      the appointment of a receiver or liquidator or trustee for either
Party and such receiver, liquidator or trustee is not discharged within sixty (60) days;

                                (d)       the entry of a decree adjudicating a Party as bankrupt or
insolvent, and such decree is continued undischarged and unstayed for a period of sixty
(60) days; or

                                (e)       the filing of a voluntary or involuntary petition in bankruptcy under any provision of any federal or state bankruptcy law by a Party or against it, and, with respect to an involuntary petition in bankruptcy, such petition continues undischarged and unstayed for a period of sixty (60) days.

                      11.2     Remedies. Upon the occurrence of an Event of Default, the non-
defaulting Party may (a) terminate this Agreement by providing sixty (60) days' prior written notice to the defaulting Party and this Agreement shall thereupon terminate upon receipt of regulatory approval for such termination, but not before the date specified in the notice, and/or (b) subject to Section 8.2 of this Agreement, exercise all such rights and remedies as may be available to it under this Agreement or at law or equity with respect to such Event of Default.

                                                        ARTICLE 12
                          PROJECTIONS AND OPERATING COMMITTEE

                      12.1      Projections. No later than three (3) business days prior to each
Monday during the term of this Agreement, Pepco shall provide Generator with non-
binding projections of the Services to be provided by Generator to Pepco under this
Agreement for the week beginning that Monday.

                      12.2     Operating Committee. The Parties shall establish an operating committee consisting of one representative for each Party ("Operating Committee"). The
Operating Committee shall act only by unanimous agreement or consent. The Parties shall designate their respective representatives to the Operating Committee, plus an alternate by written notice. Each Party's representative on the Operating Committee is authorized to act on behalf of such Party with respect to any matter arising under this
Agreement which is to be decided by the Operating Committee, however, the Operating
Committee shall not have any authority to modify or otherwise alter the rights and obligations of the Parties hereunder. The Operating Committee shall develop and implement suitable policies and procedures with to coordinate the interaction of the
Parties with respect to the performance of their duties and obligations under this
Agreement.

                                                        ARTICLE 13
                      COST RESPONSIBILITIES AND BILLING PROCEDURES

13.1     Billing Procedures.

                                 (a)      Within ten (10) days after the first day of each Month Pepco shall provide to Generator a written invoice setting forth (a) the amount Pepco owes to
Generator pursuant to Article 6 of this Agreement for Services and any other payments which may be due hereunder, and (b) the amounts, if any, that Generator owes to Pepco pursuant to this Agreement. Each invoice shall (i) delineate the Month in which the
Services or Alternative Services were provided or reimbursable charges were incurred, (ii)
fully describe the Services or Alternative Services rendered or reimbursable charges incurred, (iii) be itemized to reflect the Services or Alternative Services performed or provided or reimbursable charges incurred, and (iv) provide reasonable detail as to the calculation of the amounts involved.

                                 (b)       All invoices shall be paid within fifteen (15) days after the date of issuance, but not earlier than the 25th day of the month in which the invoice is rendered. All payments shall be made by wire transfer to a bank designated in writing by such Party. Payment of invoices shall not relieve the paying Party from any responsibilities or obligations it has under this Agreement, nor shall such payment constitute a waiver of any claims arising hereunder.

                                 (c)      To the extent that, for any billing period, Generator is obligated to pay to Pepco amounts due and calculated pursuant to this Section 13.1, Pepco may use such amounts as a set-off against any amounts owed by Pepco to Generator.

                      13.2      Billing Disputes. In the event of a billing dispute between the Parties,
(i) each Party shall continue to perform its obligations in accordance with the terms of this Agreement subject to the other Party's rights hereunder, and (ii) the Party required to make payments hereunder shall pay to the other Party all invoiced amounts when due, net of any set-offs permitted under Section 13.1(d), that are not in dispute. Payment of invoices by either Party shall not relieve the paying Party from any responsibilities or obligations it has under this Agreement; nor shall it constitute a waiver of any claims arising hereunder.

                      13.3      Interest on Unpaid Balances. Interest on any unpaid amounts shall be calculated in accordance with the methodology specified for interest on refunds in
FERC regulations at 18 C.F.R. Section 35.19a(a)(2)(iii). Interest on delinquent amounts shall be calculated from the due date of the bill to the date of payment. When payments are made by mail, bills shall be considered as having been paid on the date of receipt by the other Party.

                                                         ARTICLE 14
                                                  CONFIDENTIALITY

                      14.1      Confidentiality Obligations of Pepco. Each Party shall hold in confidence, unless compelled to disclose by judicial or administrative process or other provisions of law, all documents and information furnished by one Party to the other
Party in connection with this Agreement marked "Confidential" or "Proprietary." Except to the extent that such information or documents are (i) generally available to the public other than as a result of a disclosure by a receiving Party in breach of this Agreement, (ii)
available to the receiving Party on a non-confidential basis prior to disclosure by the other
Party , or (iii) available to the receiving Party on a non-confidential basis from a source other than the other Party, provided that such source is not known, and by reasonable effort could not be known, by the receiving Party to be bound by a confidentiality agreement with the other Party or otherwise prohibited from transmitting the information to the receiving Party by a contractual, legal or fiduciary obligation, the receiving Party shall not release or disclose such information to any other person, except to its employees, representatives or agents on a need-to-know basis, in connection with this Agreement who has not first been advised of the confidentiality provisions of this Section 14.1 and has agreed in writing to comply with such provisions. In no event shall such information be disclosed in violation of the requirements of FERC Orders 889 and 889-A, and any successor thereto. The Party receiving confidential information from the other Party shall promptly notify the other Party if it receives notice or otherwise concludes that the production of any information subject to this Section 14.1 is being sought under any provision of law and the receiving Party shall use reasonable efforts in cooperation with the other Party to seek confidential treatment for such confidential information provided thereto.

                      14.2      Confidentiality of Audits. The independent auditor performing any audit, as referred to in Article 20, shall be subject to a confidentiality agreement between the auditor and the Party being audited. Such audit information shall be treated as confidential except to the extent that its disclosure is required by regulatory or judicial order, for reliability purposes pursuant to PJM requirements and pursuant to the FERC's rules and regulations. Except as provided herein, neither Party will disclose the audit information to any third party, without the other Party's prior written consent. Audit information in the hands of the Party not being audited shall be subject to all provisions of Article 20.

                      14.4      Remedies. The Parties agree that monetary damages would be inadequate to compensate a Party for the other Party's breach of its obligations under
Sections 14.1 and 14.2. Each Party accordingly agrees, subject to Section 8.2, that the other Party shall be entitled to equitable relief, by way of injunction or otherwise, if the first Party breaches or threatens to breach its obligations under Sections 14.1 or 14.2 of this Agreement, as applicable, which equitable relief shall be granted without bond or proof of damages, and the receiving Party shall not plead in defense that there would be an adequate remedy at law.

                                                                   ARTICLE 15
                                                        DISPUTE RESOLUTION

                      15.1     Disputes. A Party with a claim or dispute under this Agreement shall submit to the Operating Committee a notification of such claim or dispute within sixty
(60) days after the circumstances that gave rise to the claim or the question or issue in dispute. The notification shall be in writing and shall include a concise statement of the claim or the issue or question in dispute, a statement of the relevant facts and documentation to support the claim. In the event the Operating Committee is unable, in good faith, to resolve their disagreement in a manner satisfactory to both Parties within thirty (30) days after receipt by the Operating Committee of a notification specifying the claim, issue or question in dispute, the Parties shall refer the dispute to their respective senior management. If, after using their good faith best efforts to resolve the dispute, senior management cannot resolve the dispute within thirty (30) days, the Parties shall utilize the arbitration procedures set forth below in Section 15.2 to resolve a dispute, provided that nothing herein or therein shall prohibit a Party from at any time requesting from a court of competent jurisdiction a temporary restraining order, preliminary injunction, or other similar form of equitable relief to enforce performance of the provisions of this Agreement.

                      15.2      Arbitration.

                                 (a)       Unless the Parties otherwise mutually agree in
writing to another form of dispute resolution such as dispute resolution under the PJM
Agreement or the MAAC agreement, any arbitration initiated under this Agreement shall be conducted before a single neutral arbitrator appointed by the Parties within thirty
(30) days of receipt by respondent of the demand for arbitration. If the Parties are unable to agree on an arbitrator, such arbitrator shall be appointed by the American Arbitration
Association. Unless the Parties agree otherwise, the arbitrator shall be an attorney or retired judge with at least fifteen (15) years of experience, and shall not have any current or past substantial business or financial relationships with any Party to the arbitration. If possible, the arbitrator shall have experience in the electric utility industry. Unless otherwise agreed, the arbitration shall be conducted in accordance with the American
Arbitration Association's Commercial Arbitration Rules, then in effect. Any arbitration proceedings, decision or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration
Act of the United States, 9 U.S.C. Sections 1 et seq. The location of any arbitration hereunder shall be in the District of Columbia.

                                 (b)       The arbitration shall, if possible, be concluded not later than six
(6) months after the date that it is initiated. The arbitrator shall be authorized only to interpret and apply the provisions of this Agreement or any related agreements entered into under this Agreement and shall have no power to modify or change any of the above in any manner. The arbitrator shall have no authority to award punitive or multiple damages or any damages inconsistent with this Agreement. The arbitrator shall, within thirty (30) days of the conclusion of the hearing, unless such time is extended by agreement of the Parties, notify the Parties in writing of his or her decision, stating his or her reasons for such decision and separately listing his or her findings of fact and conclusions of law. The decision of the arbitrator rendered in such a proceeding shall be final and binding on the Parties. Judgment on the award may be entered upon it in any court having jurisdiction.

                                 (c)       Nothing in this Agreement shall preclude, or be construed to preclude, any Party from filing a petition or complaint with FERC with respect to any arbitrable claim over which FERC has jurisdiction. In such case, the other Party may request FERC to reject or to waive jurisdiction. If FERC rejects or waives jurisdiction with respect to all or a portion of the claim, the portion of the claim not so accepted by
FERC shall be resolved through arbitration, as provided in this Agreement. To the extent that FERC asserts or accepts jurisdiction over the claim, the decision, finding of fact or order of FERC shall be final and binding, subject to judicial review under the
Federal Power Act, and any arbitration proceedings that may have commenced with respect to the claim prior to the assertion or acceptance of jurisdiction by FERC shall be terminated.

                                               ARTICLE 16
                                             Representations

                      16.1      Representations of Pepco. Pepco hereby represents and warrants to
Generator as follows:

                                 (a)      Incorporation. Pepco is a corporation duly organized, validly existing and in good standing under the laws of the District of Columbia and the
Commonwealth of Virginia, and has all requisite corporate power and authority to own, lease and operate its material assets and properties and to carry on its business as now being conducted.

                                 (b)       Authority. Pepco has all necessary corporate power and
authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Pepco of this Agreement and the consummation by Pepco of the transactions contemplated hereunder have been duly and validly authorized by the Board of Directors of Pepco or by a committee thereof to whom such authority has been delegated and no other corporate proceedings on the part of
Pepco are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Pepco and, assuming that this Agreement constitutes a valid and binding agreement of Generator, constitutes a valid and binding agreement of Pepco, enforceable by Pepco in accordance with its terms.

                                 (c)       Consents and Approvals; No Violation.

                                 (i)       Neither the execution and delivery of this Agreement by Pepco nor performance by Pepco of its obligations hereunder will (A) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-laws of Pepco,
(B) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which
Pepco or any of its subsidiaries is a party or by which any of their respective assets may be bound or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Pepco, or any of its assets, except in the case of clauses (B) and (C) for such failures to obtain a necessary consent, defaults and violations which would not, individually or in the aggregate, have a material adverse effect on the ability of Pepco to discharge its obligations under this Agreement (a "Pepco Material Adverse Effect").

                                 (ii)       No declaration, filing or registration with, or notice to, or authorization, consent or approval of any governmental authority is necessary for performance by Pepco of its obligations hereunder, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not obtained or made would not, individually or in the aggregate, have a Pepco Material Adverse Effect.

                      16.2      Representations of Generator. Generator hereby represents and warrants to Pepco as follows:

                                   (a)       Incorporation. Generator is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, and has all requisite limited partnership power and authority to own, lease and operate its material assets and properties and to carry on its business as now being conducted.

                                 (b)       Authority. Generator has all necessary limited partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Generator of this Agreement and the consummation by Generator of the transactions contemplated hereby have been duly and validly authorized by the partnership of Generator or by a committee thereof to whom such authority has been delegated and no other limited partnership proceedings on the part of Generator are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Generator and, assuming that this Agreement constitutes a valid and binding agreement of Pepco, constitutes a valid and binding agreement of Generator, enforceable against Generator in accordance with its terms.

                                 (c)        Consents and Approvals.

                                   (i)        Neither the execution and delivery of this Agreement by
Generator nor performance by Generator of its obligations hereunder will (A) conflict with or result in any breach of any provision of the Certificate of Limited Partnership or
Partnership Agreement or other charter documents of Generator, (B) result in a default
(or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Generator or any of its subsidiaries is a party or by which any of their respective assets may be bound or
(C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to
Genrator, or any of its assets, except in the case of clauses (B) and (C) for such failures to obtain a necessary consent, defaults and violations which would not, individually or in the aggregate, have a material adverse effect on the ability of Generator to discharge its obligations under this Agreement (a "Generator Material Adverse Effect").

                                 (ii)      No declaration, filing or registration with, or notice to, or authorization, consent or approval of any Governmental Authority is necessary for performance by Generator of its obligations hereunder, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not obtained or made would not, individually or in the aggregate, have a Generator Material Adverse
Effect.

                                                        ARTICLE 17
                      ASSIGNMENT/CHANGE IN CORPORATE IDENTITY

                      17.1      Generally. Except as otherwise set forth in this Article 17, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by either Party hereto, without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.

                      17.2      Pepco's Assignment Rights. Subject to Section 17.5 below, upon ten
(10) days prior written notice to Generator, Pepco may assign this Agreement, and
Pepco's rights, interests and obligations hereunder, to an Affiliate of Pepco that assumes
Pepco's obligations to provide Services to the Service Load.

                      17.3     Generator's Assignment Rights. Subject to Section 17.5 below,
Generator may assign, transfer, pledge or otherwise dispose of its rights and interests hereunder to a trustee, lending institution, or other Person for the purposes of financing or refinancing the Auctioned Assets, including upon or pursuant to the exercise of remedies under such financing or refinancing, or by way of assignments, transfers, conveyances of dispositions in lieu thereof; provided, however, that no such assignment in accordance with this Section 17.3 shall relieve or in any way discharge Generator from the performance of its duties and obligations under this Agreement. Pepco agrees to execute and deliver, at Generator's expense, such documents as may be reasonably necessary to accomplish any such assignment, transfer, conveyance, pledge or disposition of rights hereunder for purposes of the financing or refinancing of the Facility, so long as
Pepco's rights under this Agreement are not thereby altered, amended, diminished or otherwise impaired.

                      17.4      Mergers or Consolidations. Subject to Section 17.5 below, either
Party may assign this Agreement to a successor to all or substantially all of the assets of such Party by way of merger, consolidation, sale or otherwise, provided such successor assumes in writing and becomes liable for all of such Party's duties and obligations hereunder.

                      17.5     Limitations

                                 (a)       No assignment, transfer, conveyance, pledge or disposition of rights, interests, duties or obligations under this Agreement by a Party shall relieve that
Party from liability and financial responsibility for the performance thereof after any such transfer, assignment, conveyance, pledge or disposition unless and until (i) the transferee or assignee shall agree in writing to assume the obligations and duties of that Party under this Agreement and to impose such obligations on subsequent permitted transferees and assignees and (ii) the non-assigning Party has consented in writing to such assumption and to a release of the assigning Party from such liability, such consent not to be unreasonably withheld or delayed.

                                  (b)       If Generator terminates its existence as a limited partnership entity by merger, acquisition, sale, consolidation or otherwise, or if all or substantially all of
Generator's assets are transferred to another person or business entity without complying with this Article 17, Pepco shall have the right, enforceable in a court of competent jurisdiction, to enjoin Generator's successor from using its assets in any manner that does not comply with the requirements of this Agreement or that impedes Pepco's ability to carry on its ongoing business operations.

                      17.6      Successors. This Agreement and all of the provisions hereof are binding upon, and inure to the benefit of, the Parties and their respective successors and permitted assigns.

                                                      ARTICLE 18
                                                        NOTICES

           Except as otherwise expressly set forth in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed given (as of the time of delivery or, in the case of a telecopied communication, of confirmation) if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

                      if to Pepco, to:

                                  Potomac Electric Power Company
                                 1900 Pennsylvania Avenue, N. W.
                                 Washington, D.C. 20068
                                 Telecopier: (202) 261-7889
                                 Attention: William T. Torgerson
                                                  General Counsel

                      if Generator, to:

                                 c/o Southern Company Energy Marketing L.P.
                                 1155 Perimeter Center West
                                 Suite 130
                                 Atlanta, GA 30338
                                 Telecopier: (678) 579-5752
                                 Attention: Sonnet Edmonds

                                                          ARTICLE 19
                                                      AMENDMENTS

                      19.1      Amendments. Except as provided in Section 19.2, this Agreement shall not be amended, modified, or supplemented unless mutually agreed to by the Parties in writing. Except as provided in Section 19.2(b) below, the rates, terms and conditions contained in this Agreement are not subject to change under Sections 205 or 206 of the
Federal Power Act absent the mutual written agreement of the Parties. It is the intent of this Section 19.1 that, except as provided in Section 19.2(b) below, the rates, terms and conditions of this Agreement shall not be subject to change except by mutual written agreement by the Parties.

                      19.2      PJM Agreement Modifications

                                 (a)       If the PJM Agreements are amended or
modified so that any schedule or section references herein to such agreements is changed, such schedule or section references herein shall be deemed to automatically (and without any further action by the Parties) refer to the new or successor schedule or section in the
PJM Agreements which replaces that originally referred to in this Agreement.

                                 (b)      If the applicable provisions of the PJM Agreements referenced herein, or any other PJM rules relating to the implementation of this Agreement, are changed materially from those in effect on May 31, 2000, the Operating Committee shall cooperate to make conforming changes to this Agreement to fulfill the purposes of this
Agreement; provided that no such changes shall alter the economic benefits of this
Agreement between the Parties. If the Operating Committee fails to agree on such changes within 15 days, Pepco may unilaterally make conforming changes to this
Agreement to fulfill the purposes of this Agreement, and shall file such changes with the
FERC on behalf of both Parties; provided that nothing herein shall prejudice the
Generator's rights to protest such change.

                                                       ARTICLE 20
                                                          AUDITS

           The Parties shall have the right, during normal business hours, to audit each other's accounts and records pertaining to transactions under this Agreement, upon twenty (20)
days prior written notice, at the offices where such accounts and records are maintained.
Any such audit of a Party's accounts and records will be at the expense of the auditing
Party, shall not be made more frequently than once in any twelve (12) month period, and no such audit may be made with respect to accounts and records relating to periods more than twenty-four (24) months prior to the date of the audit notice. The Party being audited will be entitled to review the audit report and any supporting materials. The
Party conducting the audit shall maintain the confidentiality of all information obtained during the audit in compliance with Section 14.2 of this Agreement. To the extent that audited information includes confidential information, the auditing Party shall designate an independent auditor at its expense to perform such audit.

                                                    ARTICLE 21
                                        Miscellaneous Provisions

                     21.1      Waiver. Except as otherwise provided in this Agreement, any failure of a Party to comply with any obligation, covenant, agreement, or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                     21.2      No Third Party Beneficiaries.Nothing in this Agreement is intended to confer upon any other person except the Parties any rights or remedies hereunder or shall create any third party beneficiary rights in any person. No provision of this
Agreement shall create any rights in any such persons in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan or arrangement except as expressly provided for thereunder.

                     21.3      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the District of Columbia (regardless of the laws that might otherwise govern under applicable principles of conflicts of law).

                     21.4      Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                     21.5      Interpretation. When a reference is made in this Agreement to an article, section, schedule or exhibit, such reference shall be to an article or section  of, or schedule or exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words
"include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation" or equivalent words. The words "hereof",
"herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.
The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Unless otherwise expressly stated otherwise herein, the word "day"
shall mean any calendar day including weekends and holidays. Any agreement, instrument, statute, regulation, rule or order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, statute, regulation, rule or order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. Each Party acknowledges that it has been represented by counsel in connection with the review and execution of this Agreement, and, accordingly, there shall be no presumption that this Agreement or any provision hereof be construed against the Party that drafted this Agreement.

                     21.6      Jurisdiction and Enforcement. Each of the Parties irrevocably submits to the exclusive jurisdiction of (i) the Superior Court of the District of Columbia and
(ii) the United States District Court for the District of Columbia, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the Parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the District of
Columbia or, if such suit, action or proceeding may not be brought in such court for jurisdictional reasons, in the Superior Court of the District of Columbia. Each of the
Parties further agrees that service of process, summons, notice or document by hand delivery or U.S. registered mail at the address specified for such Party in Article 18 (or such other address specified by such Party from time to time pursuant to Article 18) shall be effective service of process for any action, suit or proceeding brought against such
Party in any such court. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this
Agreement or the transactions contemplated hereby in (i) the Superior Court of the
District of Columbia and (ii) the United States District Court for the District of
Columbia, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                      21.7     Entire Agreement. This Agreement, the Asset Sale Agreement, the
Confidentiality Agreement and the Ancillary Agreements including the exhibits, schedules, documents, certificates and instruments referred to herein or therein and other contracts, agreements and instruments contemplated hereby or thereby, embody the entire agreement and understanding of the Parties in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein or therein. This Agreement, the Asset Sale Agreement and the Ancillary
Agreements supersede all prior agreements and understandings between the Parties with respect to the transactions contemplated by this Agreement other than the
Confidentiality Agreement.

                     21.8      Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this
Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                     21.9      Further Assurances. The Parties hereto agree to execute and deliver promptly, at the expense of the Party requesting such action, any and all other and further instruments, documents and information which may be reasonably requested in order to effectuate the transactions contemplated hereby. Each Party agrees to cooperate with, assist and accommodate all reasonable requests made by the other Party in respect of any regulatory approval necessary for, or any regulatory proceeding relating to, the execution, delivery or performance of this Agreement. Each Party further agrees to comply in all material respects with all laws of governmental authorities relating to this
Agreement and the consummation of the transactions contemplated hereby.

                     21.10      Independent Contractor Status. Nothing in this Agreement shall be construed as creating any relationship between Pepco and Generator other than that of independent contractors.

                     21.11      Conflicts. Except with respect to the amendments, indemnification, liability, default and remedies provisions contained herein or as otherwise expressly provided herein, in the event of any conflict or inconsistency between the terms of this
Agreement and the terms of the Asset Sale Agreement, the terms of the Asset Sale
Agreement shall prevail.

                     IN WITNESS WHEREOF, Pepco and Generator have caused this
Transition Power Agreement (District of Columbia) to be signed by their respective duly authorized officers as of the date first above written.

                                                          POTOMAC ELECTRIC POWER COMPANY

                                                        By: /s/ MARY SHARPE-HAYES
                                                                        Name:    Mary Sharpe-Hayes
                                                                         Title:    Vice President

                                                            SOUTHERN COMPANY ENERGY

                                                           MARKETING, L.P.

                                                           By: /S/ DAVID L. DAVIS
                                                                       Name:      David L. Davis
                                                                        Title:      Attorney-in-Fact

                                                        SCHEDULE 1
                                                       DEFINITIONS

Part A.      Capitalized terms not defined in the body of the Agreement shall have the meaning set forth in Part A of this Schedule 1. (Part B of this Schedule 1 sets forth capitalized terms defined within the Agreement.)

          1.            "Affiliate" has the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

           2.            "Auctioned Assets" has the meaning set forth in the Asset Sale
Agreement.

           3.            "Capacity Credits" has the meaning set forth in the PJM Reliability
Agreement.

          4.            "Capacity Resources" has the meaning set forth in the PJM Reliability
Agreement.

           5.            "Contract Year 1" means the period beginning on the Effective Date and ending thirteen calendar months thereafter.

           6.            "Contract Year 2" means the period beginning immediately after the end of
Contract Year 1 and ending twelve calendar months thereafter.

          7.            "Contract Year 3" means the period beginning immediately after the end of
Contract Year 2 and ending twelve calendar months thereafter.

           8.            "Contract Year 4" means the period beginning immediately after the end of
Contract Year 3 and ending twelve calendar months thereafter.

           9.            "Closing" has the meaning set forth in the Asset Sale Agreement.

           10.           "Confidentiality Agreement" has the meaning set forth in the Asset Sale
Agreement.

           11.           "FERC" means the Federal Energy Regulatory Commission or its successors.

           12.           "Fixed Transmission Rights" has the meaning set forth in the PJM
Operating Agreement.

          13.           "Full Energy Requirements" means the full electric energy requirements of the Service Load in any hour, measured in megawatt hours at the Delivery Points.

           14.           "Generator" has the meaning set forth in the preamble of this Agreement and shall include its permitted successors and assigns.

           15.           "Metered Energy Requirements" means the full electric energy requirements of the Service Load in any hour, measured in megawatt hours at the retail
(customer revenue meter) level. For customers without, interval metering, Pepco will use customer or retail class profiles in accordance with the District of Columbia Public
Service Commission regulations to distribute periodic metered energy usage to obtain hourly customer energy usage. When Pepco curtailable load programs are operated, customer loads which are curtailed will be increased by Pepco to reflect the hourly energy usage which would have occurred if curtailments had not taken place.

           16.           "Month" means a calendar month.

           17.           Network Customer" has the meaning set forth in the PJM Tariff.

           18.           "Network Load" has the meaning set forth in the PJM Tariff.

           19.           "Optional Energy" means the Optional Energy Percent, as elected by
Pepco through the exercise of its Call Options, of Pepco's Full Energy Requirements.

           20.           "Pepco" has the meaning set forth in the preamble of this Agreement and shall include its permitted successors or assigns.

           21.           "PJM" means the Pennsylvania New Jersey-Maryland interconnected power pool operated under the PJM Operating Agreement and any successor thereto including any regional transmission organization, independent system operator, transco, or any other independent system administrator that possesses operational control or planning control over Pepco's transmission system.

           22.           "PJM Agreements" means the PJM Operating Agreement, PJM Reliability
Agreement, and PJM Tariff.

           23.           "PJM Control Area" has the meaning set forth in the PJM Reliability
Agreement.

           24.           "PJM Operating Agreement" means the Amended and Restated
Operating Agreement of the PJM Interconnection LLC dated as of June 2, 1997.

           25.           "PJM Interconnection LLC" means the independent system operator of the PJM Control Area pursuant to the PJM Operating Agreement and the PJM Tariff.

           26.           "PJM Reliability Agreement" means the PJM Reliability Assurance
Agreement dated June 2, 1997, establishing obligations, standards and procedures for maintaining the reliable operation of the PJM Control Area.

           27.           "PJM System Operator" means the PJM Interconnection LLC energy control center staff responsible for central dispatch as provided in the PJM Agreement.

           28.           "PJM Tariff" means the PJM Open Access Transmission Tariff providing transmission service within the PJM Control Area.

           29.           "Planning Period" has the meaning set forth in the PJM Reliability
Agreement.

           30.           "Required Energy" means the Required Energy Percent of Pepco's Full
Energy Requirements.

           31.           "Service Load" means (i) all of Pepco's default service retail electric energy customers located in Pepco's service territory, as such territory exists on the Effective
Date, in the District of Columbia, and (ii) the energy requirements of the Washington
Metropolitan Area Transit Authority in the Commonwealth of Virginia which Pepco is required to provide.

           32.           "Summer Month" means each Month during the period of May 1 through
September 30.

           33.           "Winter Month" means each Month during the period of October 1 through April 30.

Part B.      The following terms have the meaning specified in the section of this
                Agreement set forth opposite to such term:
Term	Agreement Reference
Agreement	Preamble
Alternative Services	Section 8.1
Ancillary Services	Article 4
Ancillary Services Requirements	Article 4
Asset Sale Agreement	First Recital
Call Options	Section 5.2(a)
Capacity Resources Plan	Section 3.2(a)
Capacity Resources Requirements	Section 3.1(a)
Delivery Points	Section 5.3
Effective Date	Section 2.1
Event of Default	Section 11.1
Force Majeure	Section 9.2
Generator Material Adverse Effect	Section 16.2(c)(i)
Operating Committee	Article 12
Optional Energy Percent	Section 5.2(a)
Pepco Material Adverse Effect	Section 16.1(c)(i)
Party or Parties	Preamble
PPAs	First Recital
Required Energy Percent	Section 5.1
Services	Section 8.1

                                                       EXHIBIT A

Pepco's Non-Binding Estimate for Calendar Year 2001 of Capacity Resources for
                                           the Service Load
	MW Capacity Obligation (1)
	w/o Migration	w Migration (2)
January-01	2467	2126
February-01	2467	2022
March-01	2467	1565
April-01	2467	1289
May-01	2467	1014
June-01	2503	749
July-01	2503	747
August-01	2503	745
September-01	2503	743
October-01	2503	741
November-01	2503	739
December-01	2503	737
(1) PEPCO's current Unforced Capacity without Benning and Buzzard Point is approx. 5750 MWs .
(2) Migration estimates are based on observation of retail choice programs in other jurisdictions.

Exhibit B to Transition Power Agreement (DC) D.C.Capacity Resource Plan - 2001
	Jan-01	Feb-01	Mar-01	Apr-01	May-01	Jun-01	Jul-01	Aug-01	Sep-01	Oct-01	Nov-01	Dec-01
CHALK POINT 1	139.7	139.7	139.7	139.7	139.7	139.7	139.7	139.7	139.7	139.7	139.7	139.7
CHALK POINT 2	139.7	139.7	139.7	139.7	139.7	139.7	139.7	139.7	139.7	139.7	139.7	139.7
CHALK POINT 3	266.4	266.4	266.4	266.4	266.4	265.4	265.4	265.4	265.4	265.4	265.4	265.4
CHALK POINT 4	261.1	261.1	261.1	261.1	261.1	261.1	261.1	261.1	261.1	261.1	261.1	261.1
CHALK POINT CT 1	6.2	6.2	6.2	6.2	6.2	6.2	6.2	6.2	6.2	6.2	6.2	6.2
CHALK POINT CT 2	10.8	10.8	10.8	10.8	10.8	10.8	10.8	10.8	10.8	10.8	10.8	10.8
CHALK POINT CT 3	37.7	37.7	37.7	37.7	37.7	37.7	37.7	37.7	37.7	37.7	37.7	37.7
CHALK POINT CT 4	37.5	37.5	37.5	37.5	37.5	37.5	37.5	37.5	37.5	37.5	37.5	37.5
CHALK POINT CT 5	41.6	41.6	41.6	41.6	41.6	41.6	41.6	41.6	41.6	41.6	41.6	41.6
CHALK POINT CT 6	47.7	47.7	47.7	47.7	47.7	47.7	47.7	47.7	47.7	47.7	47.7	47.7
DICKERSON 1	79.2	79.2	79.2	79.2	79.2	79.2	79.2	79.2	79.2	79.2	79.2	79.2
DICKERSON 2	79.2	79.2	79.2	79.2	79.2	79.2	79.2	79.2	79.2	79.2	79.2	79.2
DICKERSON 3	80.0	80.0	80.0	80.0	80.0	80.0	80.0	80.0	80.0	80.0	80.0	80.0
DICKERSON CT 1	5.4	5.4	5.4	5.4	5.4	5.4	5.4	5.4	5.4	5.4	5.4	5.4
DICKERSON HCT 1	27.3	27.3	27.3	27.3	27.3	26.3	26.3	26.3	26.3	26.3	26.3	26.3
DICKERSON HCT2	60.8	60.8	60.8	60.8	60.8	60.8	60.8	60.8	60.8	60.8	60.8	60.8
MCRRF	22.3	22.3	22.3	22.3	22.3	22.3	22.3	22.3	22.3	22.3	22.3	22.3
MORGANTOWN 1	250.6	250.6	250.6	250.6	250.6	250.6	250.6	250.6	250.6	250.6	250.6	250.6
MORGANTOWN 2	247.2	247.2	247.2	247.2	247.2	247.2	247.2	247.2	247.2	247.2	247.2	247.2
MORGANTOWN CT 1	6.4	6.4	6.4	6.4	6.4	6.4	6.4	6.4	6.4	6.4	6.4	6.4
MORGANTOWN CT 2	6.8	6.8	6.8	6.8	6.8	6.8	6.8	6.8	6.8	6.8	6.8	6.8
MORGANTOWN CT 3	20.8	20.8	20.8	20.8	20.8	20.8	20.8	20.8	20.8	20.8	20.8	20.8
MORGANTOWN CT 4	20.6	20.6	20.6	20.6	20.6	20.6	20.6	20.6	20.6	20.6	20.6	20.6
MORGANTOWN CT 5	11.0	11.0	11.0	11.0	11.0	11.0	11.0	11.0	11.0	11.0	11.0	11.0
MORGANTOWN CT 6	18.8	18.8	18.8	18.8	18.8	18.8	18.8	18.8	18.8	18.8	18.8	18.8
PANDA	101.1	101.1	101.1	101.1	101.1	101.1	101.1	101.1	101.1	101.1	101.1	101.1
POTOMAC RIVER 1	35.3	35.3	35.3	35.3	35.3	35.3	35.3	35.3	35.3	35.3	35.3	35.3
POTOMAC RIVER 2	36.7	36.7	36.7	36.7	36.7	36.7	36.7	36.7	36.7	36.7	36.7	36.7
POTOMAC RIVER 3	44.8	44.8	44.8	44.8	44.8	44.8	44.8	44.8	44.8	44.8	44.8	44.8
POTOMAC RIVER 4	43.1	43.1	43.1	43.1	43.1	43.1	43.1	43.1	43.1	43.1	43.1	43.1
POTOMAC RIVER 5	44.7	44.7	44.7	44.7	44.7	44.7	44.7	44.7	44.7	44.7	44.7	44.7
SMECO	33.7	33.7	33.7	33.7	33.7	33.7	33.7	33.7	33.7	33.7	33.7	33.7
OE	200.0	200.0	200.0	200.0	200.0	200.0	-	-	200.0	200.0	200.0	200.0
Owned	2,464.2	2,464.2	2,464.2	2,464.2	2,464.2	2,464.2	2,262.2	2,262.2	2,462.2	2,462.2	2,462.2	2,462.2
Purchased	2.8	2.8	2.8	2.8	2.8	40.8	240.8	240.8	40.8	40.8	40.8	40.8
Total Requirements	2,467.0	2,467.0	2,467.0	2,467.0	2,467.0	2,503.0	2,503.0	2,503.0	2,503.0	2,503.0	2,503.0	2,503.0